906 Certification	Exhibit 13
     The certification set forth below is being submitted in connection with the Annual Report of Canon Inc. on Form 20-F for the year ended December 31, 2007 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
     Fujio Mitarai, Chairman and CEO of Canon Inc. and Masahiro Osawa, Managing Director, Group Executive of Finance and Accounting Headquarters of Canon Inc., each certifies that, to the best of his knowledge:
1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Canon Inc. and its subsidiaries.

Name:	/s/ Fujio Mitarai
Fujio Mitarai
Chairman and CEO
March 28, 2008

Name:	/s/ Masahiro Osawa
Masahiro Osawa
Managing Director Group Executive of Finance and Accounting Headquarters
March 28, 2008